EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT is executed as of August 19, 2013 by and among AMERICAN EAGLE ENERGY CORPORATION, a Nevada corporation (the “Borrower”), AMZG, Inc., a Nevada corporation (“AMZG”), AEE Canada Inc., an Alberta, Canada corporation (“AEE Canada”), and EERG Energy ULC, an Alberta, Canada unlimited liability company (“EERG”, and together with Borrower, AMZG and AEE Canada, each a “Debtor” and, collectively, the “Debtors”), whose mailing addresses are set forth on Annex A hereto, and MORGAN STANLEY CAPITAL GROUP INC., as administrative agent for the Lenders (in such capacity, “Administrative Agent”) under the Credit Agreement (defined below)(in such capacity, including its successors and assigns in such capacity, the “Secured Party”), for the benefit of itself and the Secured Parties (as defined in the Credit Agreement; together with the Secured Party, the “Beneficiaries”), whose address is set forth on Annex A hereto.

RECITALS

A.           WHEREAS, Borrower previously entered into that certain ISDA Master Agreement dated as of December 27, 2012 with Macquarie Bank Limited (“Prior Secured Party”), (together with any Confirmations, Schedules, Annexes or other amendments or modifications thereto, the “Assigned ISDA”).

B.           WHEREAS, in connection with the Assigned ISDA, Debtors and Prior Secured Party entered into that certain Security Agreement dated as of December 27, 2012 (“Assigned Security Agreement”);

C.           WHEREAS, pursuant to that certain Assignment of Liens and Security Interests (the “Assignment”) dated as of August 19, 2013, by and among the Prior Secured Party, as assignor, Secured Party, as assignee, and Debtors, Prior Secured Party will assign to Secured Party, and Secured Party will assume from Prior Secured Party, the Assigned ISDA and all of the Credit Support Documents (as defined in the Assigned ISDA), and all of the rights and obligations of Prior Secured Party thereunder, including, without limitation, the Assigned Security Agreement and the other liens and security interests securing the Assigned ISDA (collectively the “Assigned Liens”);

D.           WHEREAS, after giving effect to the Assignment, the Borrower, Secured Party, in its capacity as administrative agent thereunder, and the financial institutions now or hereafter party thereto (the “Lenders”) have entered into that certain Credit Agreement dated as of even date herewith (as may be amended, restated or modified from time to time, the “Credit Agreement”), which amends and restates, but does not novate or discharge, the Assigned ISDA;

E.           WHEREAS, Debtors have agreed to amend and restate the Assigned Security Agreement in its entirety by entering into this Security Agreement, which amends and restates, but does not novate or discharge the Assigned Security Agreement; notwithstanding the foregoing, in the event any liens or security interests granted by the Assigned Security Agreement have been terminated, lapsed or otherwise invalidated, this Security Agreement shall be a new grant of lien according to the terms provided herein and the parties hereto have agreed that, from and after the Closing Date, this Security Agreement shall supersede and replace the Assigned Security Agreement in its entirety;

F.           WHEREAS, this Security Agreement is integral to the transactions contemplated by the Credit Agreement, and the execution and delivery hereof is a condition precedent to Lenders’ obligations to extend credit under the Credit Agreement; and

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EXECUTION VERSION

G.           WHEREAS, each of the Debtors will receive substantial benefits from the execution, delivery and performance of the Credit Agreement and the transactions contemplated thereby.

ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Debtors and Secured Party hereby agrees as follows:

1.          CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the Credit Agreement definition shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

“Additional Commercial Tort Claim” has the meaning set forth in Paragraph 5(k) hereof.

“Assigned Agreements” shall mean all agreements and contracts to which a Debtor is a party as of the date hereof, or to which such Debtor becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Cash Collateral Account” has the meaning set forth in Paragraph 7(h) hereof.

“Collateral” has the meaning set forth in Paragraph 3 hereof.

“Companies” shall mean (a) any partnerships and limited liability companies, including, without limitation, those set forth on Annex C attached hereto and incorporated herein by reference, as such partnerships or limited liability companies exist or may hereinafter be restated, amended, or restructured, (b) any partnership, joint venture, or limited liability company in which any Debtor shall, at any time, become a limited or general partner, venturer, or member, or (c) any partnership, joint venture, or corporation formed as a result of the restructure, reorganization, or amendment of the Companies.

“Company Agreements” shall mean those agreements governing the Companies.

“Company Interests” shall mean all of each Debtor’s Right, title and interest now or hereafter accruing under the Company Agreements with respect to all distributions, allocations, proceeds, fees, preferences, payments, or other benefits, which such Debtor now is or may hereafter become entitled to receive with respect to such interests in the Companies and with respect to the repayment of all loans now or hereafter made by each Debtor to the Companies.

“Copyrights” has the meaning set forth in Paragraph 3(f) hereof.

“Deposit Accounts” has the meaning set forth in Paragraph 3(l) hereof.

“Excluded Assets” means (i) all Excluded Oil and Gas Properties, (ii) any lease, license, contract, property right, agreement or other document to which any Debtor is a party and any of its rights or interests thereunder if, and only for so long as, (a) the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9.406, 9.407, 9.408 or 9.409 of the UCC) or (b) such Debtor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon such lease, license, contract, property right, agreement or other document by reason of applicable Law to which such Debtor is subject, , and (iii) any property now owned or hereafter acquired by any Debtor that is subject to a purchase money Lien or a capital lease permitted under Section 6.01(b) or Section 6.01(c) of the Credit Agreement if the contractual obligation pursuant to which such Lien is granted (or the documentation providing for such purchase money Lien or capital lease) prohibits the creation by such Debtor of a Lien thereon or requires the consent of any third party which consent has not been obtained as a condition to the creation of any other Lien on such property.

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“Hydrocarbon Interests” means the “Hydrocarbon Interests” as defined in the Credit Agreement.

“Hydrocarbons” means the “Hydrocarbons” as defined in the Credit Agreement.

“Intellectual Property” has the meaning set forth in Paragraph 3(h) hereof.

“Investment Accounts” has the meaning set forth in Paragraph 3(m) hereof.

“Investment Account Control Agreement” means an agreement among a broker holding an Investment Account, a Debtor, and Secured Party, in form and substance reasonably satisfactory to Secured Party, evidencing that Secured Party has “control” (as defined in the UCC) of such Investment Account.

“Laws” means, as to any Person, all applicable statutes, laws, treaties, ordinances, tariffs requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority, in each case, applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Obligations” means the “Secured Obligations” as defined in the Credit Agreement.

“Obligor” means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

“Patents” has the meaning set forth in Paragraph 3(g) hereof.

“Pledged Securities” mean, collectively, the Pledged Shares and any other Collateral consisting of securities.

“Pledged Shares” has the meaning set forth in Paragraph 3(c) hereof.

“Rights” means rights, remedies, powers, privileges, and benefits.

“Security Agreement” means this Pledge and Security Agreement dated as of the date first written above, as this agreement may be amended, modified or restated.

“Security Interest” means the security interest granted and the pledge and assignment made under Paragraph 2 hereof.

“Security Termination” has the meaning set forth in Paragraph 10(a) hereof.

“Trademarks” has the meaning set forth in Paragraph 3(h) hereof.

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“UCC” means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of New York or other applicable jurisdiction, as amended at the time in question.

2.          SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligations when due, each Debtor hereby grants to Secured Party, for its benefit and the benefit of the Beneficiaries, a security interest in and a lien on all of such Debtor’s Rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and collaterally assigns the Collateral to Secured Party, for Secured Party’s benefit and the benefit of the Beneficiaries, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and such pledge and assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of any Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract, then the Security Interest created hereby nonetheless remains effective to the extent allowed by the UCC or other applicable Law, but is otherwise limited by that prohibition.

3.          COLLATERAL. As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future existing or acquired by any and all Debtors, and all proceeds and products thereof, and any substitutes or replacements therefor; provided however, that the term “Collateral” expressly excludes the Excluded Assets:

(a)          All personal property and fixture property of every kind and nature including, without limitation, all goods (including equipment, and any accessions thereto) software, investment property, money, cash, letters of credit or letter-of-credit rights, supporting obligations, Tax refunds, accounts, any and all contract rights, chattel paper (whether tangible or electronic), instruments, documents, general intangibles (including payment intangibles), and other Rights of any kind (including all rights to receive Hydrocarbons or petroleum products, to receive payments of money or to receive other value pursuant to contracts, agreements or other arrangements with other Persons, for the trading, lending, borrowing, or exchanging of Hydrocarbons or petroleum products in the ordinary course of business) relating thereto, now or hereafter existing;

(b)          Hydrocarbons, Hydrocarbon Interests and all inventory, including without limitation all (A) Hydrocarbons that have been partially processed or refined as isomerate, cat feed, gasoline components or naptha (together, “Intermediate Products”) and (B) gasoline, diesel, aviation fuel, fuel oil, propane, ethanol, transmix and other products processed, refined or blended from Hydrocarbons and Intermediate Products, and all accessions to and products of any of the foregoing, and documents relating to any of the foregoing, now owned or in the future existing or acquired by each Debtor;

(c)          All Rights, titles, and interests of each Debtor in and to all outstanding stock, equity, or other investment securities owned by such Debtor, including, without limitation, all capital stock of any Subsidiary of such Debtor set forth on Annex C (the “Pledged Shares”);

(d)          All Rights, titles, and interests of each Debtor in and to all promissory notes and other instruments payable to such Debtor and all Rights, titles, interests, and Liens such Debtor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing such promissory notes and other instruments;

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(e)          The Company Interests and all Rights of each Debtor with respect thereto, including, without limitation, all Company Interests set forth on Annex C and all of each Debtor’s distribution rights, income rights, liquidation interest, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Company Interests;

(f)          (i) All copyrights (whether statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, copyright licenses, and copyright applications of each Debtor, including, without limitation, all of such Debtor’s Right, title, and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world; (ii) all renewals, extensions, and modifications thereof; (iii) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by each Debtor (collectively, the “Copyrights”);

(g)          (i) All patents, patent applications, patent licenses, and patentable inventions of each Debtor, including, without limitation, registrations, recordings, and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part, or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, and future infringements of any of the foregoing; and (v) all other Rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by each Debtor (collectively, the “Patents”);

(h)          (i) All trademarks, trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other business identifiers, all registrations, recordings, and applications thereof, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (ii) all reissues, extensions, and renewals thereof; (iii) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the Right to sue for past, present, and future infringements of any of the foregoing; (v) all Rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by each Debtor (collectively, the “Trademarks”, and collectively with the Copyrights and the Patents, the “Intellectual Property”);

(i)          All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by each Debtor;

(j)          (i) All of each Debtor’s Rights, titles, and interests in, to, and under the Assigned Agreements, including, without limitation, all Rights of each Debtor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all Rights of each Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Assigned Agreements, (iii) all claims of each Debtor for damages arising out of or for breach of or default under the Assigned Agreements, and (iv) all Rights of each Debtor to compel performance and otherwise exercise all rights and remedies under the Assigned Agreements;

(k)          All commercial tort claims described on Annex B;

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(l)          Any and all deposit accounts and bank accounts, now owned or hereafter acquired or opened by each Debtor, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein (the “Deposit Accounts”);

(m)          Any and all investment accounts, commodity accounts, and securities accounts, now owned or hereafter acquired or opened by each Debtor, together with all securities, securities entitlements, monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein (the “Investment Accounts”);

(n)          All present and future distributions, income, increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;

(o)          All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this paragraph or otherwise;

(p)          All present and future security for the payment to each Debtor of any of the Collateral described above and goods which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby; and

(q)          To the extent not otherwise included herein, all payments under any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral.

The description of the Collateral contained in this Paragraph 3 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement.

4.          REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants and each other Debtor represents and warrants solely as to itself and not to any other Debtor, to Secured Party and each Lender as of the Closing Date that:

(a)          Binding Obligation/Perfection. This Security Agreement creates a legal, valid, and binding Security Interest in and to the Collateral of such Debtor in favor of Secured Party and enforceable against such Debtor, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law. For Collateral in which the Security Interest may be perfected by the filing of financing statements, once financing statements in appropriate form have been properly filed in the jurisdictions described on Annex A hereto, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority Lien on such Collateral, subject only to Liens permitted by Section 6.01 of the Credit Agreement. None of the Collateral has been delivered to nor has control with respect thereto been given to any other Person. Other than the financing statements with respect to this Security Agreement and the Deposit Account Control Agreements and Investment Account Control Agreements created in connection herewith (if any), there are no other financing statements or control agreements covering any Collateral, other than those evidencing Liens permitted by Section 6.01 of the Credit Agreement. The creation of the Security Interest in and to the Collateral does not require the consent of any Person that has not been obtained.

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(b)          Debtor Information. Such Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number are as set forth on Annex A hereto. Such Debtor’s place of business and chief executive office is where such Debtor is entitled to receive notices hereunder; the present and foreseeable location of such Debtor’s books and records concerning any of the Collateral is as set forth on Annex A hereto.

(c)          Liens. Such Debtor owns, leases or has valid rights to use all currently existing Collateral pledged by such Debtor, and will acquire such rights in all hereafter-acquired Collateral, free and clear of all Liens, except Liens permitted by Section 6.01 of the Credit Agreement.

(d)          Deposit Accounts. With respect to the Deposit Accounts, such Debtor has the legal right to pledge and collaterally assign to Secured Party the funds deposited and to be deposited in each Deposit Account and each Deposit Account is subject to a Deposit Account Control Agreement.

(e)          Investment Accounts. With respect to the Investment Accounts, such Debtor has the legal right to pledge and collaterally assign to Secured Party the securities and security entitlements deposited and to be deposited in such Investment Account.

(f)          Commercial Tort Claims. On the Closing Date, no Debtor, to its knowledge, holds any commercial tort claims having a value individually or in the aggregate in excess of $250,000 except as described on Annex B.

(g)          Governmental Authority. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by such Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by such Debtor, or (ii) for the exercise by Secured Party of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (1) as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally, (2) those consents to assignment of licenses, permits, approvals, and other rights that are as a matter of Law not assignable, (3) those authorizations, approvals, actions, notices or filings that have been duly obtained or made and, in the case of the maintenance of perfection, the filing of continuation statements under the UCC, and (4) those filings and actions described in Paragraph 4(a).

(h)          Pledged Securities; Pledged Shares. All Collateral of such Debtor that is Pledged Shares is duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable securities and corporate Laws or set forth in the applicable organizational documents. Annex C contains an accurate description as of the Closing Date of the Equity Interests owned by such Debtor. Such Debtor has good title to the Pledged Securities of such Debtor, free and clear of all Liens and encumbrances thereon (except for Liens permitted by Section 6.01 of the Credit Agreement), and has delivered to Secured Party (i) all stock certificates, or other instruments or documents representing or evidencing such Pledged Securities in accordance with Section 5.16 of the Credit Agreement, together with corresponding assignment or transfer powers duly executed in blank by such Debtor, and such powers have been duly and validly executed and are binding and enforceable against such Debtor in accordance with their terms or (ii) to the extent such Pledged Securities are uncertificated and constitute securities for purposes of Article 8 of the UCC, or if otherwise required by the Secured Party, an executed Acknowledgment of Pledge substantially in the form of Annex D. The pledge of the Pledged Securities owned by such Debtor in accordance with the terms hereof creates a valid and perfected first priority security interest in such Pledged Securities securing payment of the Obligations, subject only to Liens permitted by Section 6.01 of the Credit Agreement. In the event an uncertificated Pledged Security is certificated, Debtor shall promptly thereafter deliver the certificate with an undated executed irrevocable stock power and such other documents as the Secured Party may reasonably require in connection therewith. Debtor shall not permit an uncertificated Pledged Security to constitute a “security” under Article 8 of the UCC unless Debtor has delivered to Secured Party a fully executed Acknowledgment of Pledge substantially in the form of Annex D. Secured Party agrees that it shall not deliver instructions or make any demand under any Acknowledgment of Pledge unless an Event of Default has occurred and is continuing.

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(i)          Company Interests. Each Company listed on Annex C for which such Debtor owns or holds any Company Interests is duly organized, currently existing, and in good standing under all applicable Laws; there have been no amendments, modifications, or supplements to any agreement or certificate creating any such Company that in any way adversely affects the perfection of the security interest of the Secured Party in the Company Interests pledged by such Debtor hereunder; and no approval or consent of the partners or members of any such Company is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby that has not been duly obtained by the relevant Debtor. Each Debtor has good title to the Company Interests owned by such Debtor free and clear of all Liens and encumbrances (except for Liens permitted by Section 6.01 of the Credit Agreement). The Company Interests owned by such Debtor are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable Company Agreements or applicable securities Laws. All capital contributions required to be made by the terms of such Company Agreements for each Company have been made, except where failure to do so would not reasonably be expected to have a material adverse effect on the value of the Collateral. In the event an uncertificated Company Interest is certificated, Debtor shall promptly thereafter deliver the certificate with an undated executed irrevocable stock power and such other documents as the Secured Party may reasonably require in connection therewith. Debtor shall not permit an uncertificated Company Interest to constitute a “security” under Article 8 of the UCC unless Debtor has delivered to Secured Party a fully executed Acknowledgment of Pledge substantially in the form of Annex D. Secured Party agrees that it shall not deliver instructions relating or make any demand under any Acknowledgment of Pledge unless an Event of Default has occurred and is continuing.

5.          COVENANTS. So long as Security Termination has not occurred, each Debtor covenants and agrees with Secured Party that such Debtor will:

(a)          Information/Record of Collateral. Maintain a current record of where all material Collateral of such Debtor is located.

(b)          Perform Obligations. Notwithstanding anything to the contrary contained herein, (i) such Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights or remedies hereunder shall not release such Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, (iii) such Debtor shall not waive or terminate any provision of the contracts, agreements, documents, and instruments included in the Collateral if the effect of such waiver or termination would be materially adverse to Secured Party, including but not limited to rights of payment and enforcement, and (iv) Secured Party shall not have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of such Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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(c)          Annexes; Notices. (i) As soon as reasonably possible, update all annexes hereto of such Debtor if any information therein shall become inaccurate or incomplete in any material respect; provided, that notwithstanding any other provision herein, such Debtor’s failure to describe any Collateral required to be listed on any annex hereto shall not impair Secured Party’s Security Interest in the Collateral; (ii) promptly notify Secured Party of the occurrence of any event(s) or condition(s) (including, without limitation, matters as to Lien priority, except with respect to the priority of Liens permitted pursuant to Section 6.01 of the Credit Agreement) that would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interest created hereby; and (iii) give Secured Party twenty five (25) days’ written notice before (or such other time period as may be agreed by Secured Party) any proposed (A) relocation of its principal place of business or chief executive office, (B) change of its name, identity, or corporate structure, (C) relocation of the place where its books and records concerning the Collateral are kept, (D) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in the preceding clause (iii), such Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party may reasonably request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral of such Debtor.

(d)          Collateral in Trust. During the continuance of an Event of Default, (i) hold in trust for Secured Party all Collateral that is chattel paper, instruments, or documents at any time received by such Debtor, and (ii) upon Secured Party’s request, promptly deliver to Secured Party all collateral of the type described in this Paragraph (d), and (iii) upon Secured Party’s request, mark any chattel paper, instruments, or documents retained by such Debtor to state that they are assigned to Secured Party, and (iv) upon Secured Party’s request, endorse each such instrument to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

(e)          Control. Execute all documents and take any action reasonably required by Secured Party in order for Secured Party to obtain “control” (as defined in the UCC) with respect to Collateral of such Debtor consisting of investment property (other than Deposit Accounts and Investment Accounts) and letter-of-credit rights. If such Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, promptly notify Secured Party thereof and, at the request of Secured Party, take such action as Secured Party may reasonably request to vest in Secured Party control under the UCC of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(f)          Transfers; Encumbrances. Not sell, assign, transfer, lease, charter or otherwise dispose of the Collateral or any part thereof or any interest therein, or offer to do any of the foregoing, except as expressly permitted by the Credit Agreement; and not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral (other than Liens permitted by Section 6.01 of the Credit Agreement), and shall defend such Debtor’s rights in the Collateral and Secured Party’s Security Interest in the Collateral against the claims and demands of all Persons except those holding or claiming Liens permitted by Section 6.01 of the Credit Agreement. Such Debtor shall do nothing to impair the rights of Secured Party in the Collateral.

(g)          Deposit Accounts. With respect to any Deposit Account, obtain an executed Deposit Account Control Agreement from each such bank (if such bank is not a Lender) with respect to each such Deposit Account pursuant to Section 5.08(d) of the Credit Agreement.

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(h)          Investment Accounts. With respect to any Investment Account, if requested by Secured Party, obtain an executed Investment Account Control Agreement from each such broker (if such broker is not a Lender or a Lender Affiliate) with respect to each such Investment Account.

(i)          Delivery of Chattel Paper and Instruments. At the request of Secured Party, deliver all of such Debtor’s instruments and chattel paper to Secured Party, together with corresponding endorsements duly executed by the relevant Debtor in favor of Secured Party.

(j)          Further Assurances. From time to time promptly execute and deliver to Secured Party all such assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests granted by such Debtor.

(k)          Commercial Tort Claims. If such Debtor shall at any time hold or acquire a commercial tort claim other than or in addition to those set forth on Annex B relating to any of the Collateral and having a value individually or in the aggregate in excess of $250,000 (each such commercial tort claim, an “Additional Commercial Tort Claim”), such Debtor shall promptly notify the Secured Party in a writing authenticated by such Debtor of the brief details of such Additional Commercial Tort Claim. Such Debtor shall grant to the Secured Party in such writing a security interest in such Additional Commercial Tort Claim and in the proceeds thereof, all in accordance with and subject to the terms of this Security Agreement and such writing shall be in form and substance reasonably satisfactory to the Secured Party. Each Debtor hereby agrees to execute and deliver any additional documents or instruments, including any financing statements or amendments to any then existing financing statements, that the Secured Party reasonably deems necessary to create, perfect, and protect the Secured Party’s Lien on and security interest in such Additional Commercial Tort Claim.

(l)          Securities. Except as permitted by the Credit Agreement, not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Securities owned by it; to the extent any issuer of any Pledged Securities is controlled by such Debtor and/or its Subsidiaries, not permit such issuer to issue any additional shares of stock or other securities in addition to or in substitution for such Pledged Securities, except issuances to such Debtor; pledge hereunder, immediately upon such Debtor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each Subsidiary of such Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Securities, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

(m)          Companies and Company Interests. (i) notify Secured Party of the occurrence of any default or breach or event of default under any contract or agreement creating or relating to the Companies owned by such Debtor if such default, breach or event of default would reasonably be expected to have a Material Adverse Change or to have a material adverse effect on the aggregate value of the Collateral or on the security interest created hereby; (ii) to the extent any Company is controlled by such Debtor and/or its Subsidiaries, cause such Company to refrain from granting any Company Interests in addition to or in substitution for the Company Interests granted by the Companies, except to a Debtor; (iii) pledge hereunder, immediately upon such Debtor’s acquisition (directly or indirectly) thereof, any and all additional Company Interests of any Company granted to such Debtor; and any and all additional shares of stock or other securities of each; (iv) deliver to Secured Party a fully-executed Acknowledgment of Pledge, substantially in the form of Annex D with respect of any Company Interests unless otherwise agreed by the Secured Party, for each Company Interest; and (v) take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Company Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party. In the event an uncertificated Company Interest is certificated, Debtor shall promptly thereafter deliver the certificate with an undated executed irrevocable stock power and such other documents as the Secured Party may require in connection therewith. Debtor shall not permit an uncertificated Company Interest to constitute a “security” under Article 8 of the UCC unless Debtor has delivered to Secured Party a fully executed Acknowledgment of Pledge substantially in the form of Annex D.

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6.          DEFAULT; REMEDIES. If an Event of Default exists and is continuing, Secured Party may, at its election (but subject to the terms and conditions of the Credit Agreement), exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Documents, at Law, in equity, or otherwise, including, without limitation, (a) requiring any and all Debtors to assemble all or part of the Collateral owned by it and make it available to Secured Party at a place to be designated by Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral owned by it and receiving and applying the unearned premiums as a credit on the Obligations, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and each Debtor hereby consents to any such appointment), and (d) applying to the Obligations any cash held by Secured Party under this Security Agreement, including, without limitation, cash in the Cash Collateral Account.

(a)          Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the relevant Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten (10) days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this Paragraph 6(a).

(b)          Condition of Collateral; Warranties. Secured Party has no obligation to clean up or otherwise prepare the Collateral for sale. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

(c)          Sales of Pledged Securities.

(i)          Each Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, Secured Party is hereby authorized by each Debtor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Each Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Secured Party is hereby expressly permitted by each Debtor, but not obligated, to purchase the Pledged Securities. Each Debtor agrees that any such private sale made under this Paragraph 6(c) and otherwise in compliance with applicable Law shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

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(ii)         Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable Law. Each Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of any Debtor of whatsoever kind, including any equity or right of redemption of any Debtor. Each Debtor, to the extent permitted by applicable Law, hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.

(iii)        Each Debtor agrees that ten (10) days’ written notice from Secured Party to such Debtor of Secured Party’s intention to make any such public or private sale or sale of such Debtor’s Pledged Securities at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which such Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, all Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(iv)        In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at Law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

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(v)         Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable Law, each Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Secured Party hereunder or under applicable Law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding any or all Debtors available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

(d)          Compliance with Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(e)          Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Paragraph 6 first, to the payment of expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligations); second, toward repayment of amounts expended by Secured Party under Paragraph 7; and third, toward payment of the balance of the Obligations in the order and manner specified in the Credit Agreement. If the proceeds are insufficient to pay the Obligations in full, each Debtor shall remain liable for any deficiency in accordance with the terms and provisions of the Credit Agreement and the Guaranty.

(f)          Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtors will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtors shall be credited with the proceeds of the sale.

7.          OTHER RIGHTS OF SECURED PARTY.

(a)          Performance. If any Debtor fails to pay when due all Taxes on any of the Collateral in the manner required by the Loan Documents, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by the Loan Documents, or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, in each case, within the applicable grace periods, then Secured Party may, at its option, but without being required to do so, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral to the extent required under the Loan Documents, or take all other action which such Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this Paragraph (a) (including, without limitation, court costs and reasonable attorneys’ fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by such Debtor to Secured Party upon demand and shall be part of the Obligations.

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(b)          Collection. If an Event of Default exists and is continuing and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, insurance proceeds payable by reason of loss or damage to any of the Collateral and payments or distributions with respect to Deposit Accounts and Investment Accounts) is hereby authorized and directed by each Debtor to make payment directly to Secured Party, regardless of whether any Debtor was previously making collections thereon. Subject to Paragraphs 7(c) and 7(g) hereof, until such notice is given, each Debtor is authorized to retain and expend all payments made on Collateral. If an Event of Default exists and is continuing, Secured Party shall have the Right in its own name or in the name of any Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to notify any and all account debtors to make payments of the accounts directly to Secured Party; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to exercise exclusive control over Deposit Accounts and Investment Accounts, or to take control of cash and other proceeds of any Collateral; to endorse the name of the relevant Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of the relevant Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If an Event of Default exists and is continuing and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of any Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except the relevant Debtor to account for funds that it shall actually receive hereunder. The receipt of Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party. During the continuance of an Event of Default, all amounts and proceeds (including instruments) received by any Debtor in respect of the Collateral shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement). The rights of Secured Party in this Paragraph 7(b) shall be in addition to those set forth in Paragraph 7(c), and the provisions of this Paragraph 7(b) shall not in any way be construed to limit Secured Party’s rights under Paragraph 7(c).

(c)          Intellectual Property. For purposes of enabling Secured Party to exercise its rights and remedies under this Security Agreement and enabling Secured Party and its successors and permitted assigns to enjoy the full benefits of the Collateral, each Debtor hereby grants to Secured Party an irrevocable, nonexclusive license or other right (exercisable without payment of royalty or other compensation to such Debtor) to use any of such Debtor’s Intellectual Property, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and such Debtor’s rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit, which license or right may only be exercised during the continuance of an Event of Default. During the continuance of an Event of Default, each Debtor shall provide Secured Party with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license or other right shall also inure to the benefit of all successors, permitted assigns, and permitted transferees of Secured Party. With respect to Intellectual Property that is not owned by the Debtors, the license and other rights contained in this Paragraph 7 shall be subject to the terms of any licenses or other agreements that create and govern any Debtor’s right in such Intellectual Property.

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(d)          Record Ownership of Securities. If an Event of Default exists and is continuing, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to the relevant Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as such Debtor may reasonably request for the purpose of enabling such Debtor to exercise the voting Rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Security Agreement.

(e)          Voting of Securities. As long as no Event of Default exists and is continuing, each Debtor is entitled to exercise all voting Rights pertaining to its Pledged Securities and Company Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate any provision of this Security Agreement or any other Loan Document or (y) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral in any way that adversely affects the perfection of the security interest of the Secured Party in the Pledged Securities or the Company Interests pledged by such Debtor hereunder; and provided further that such Debtor shall give Secured Party at least five (5) Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual Rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the aggregate value of the Collateral. If an Event of Default exists and is continuing and if Secured Party elects to exercise such Right, the Right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, each Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of such Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of such Debtor or with respect to which such Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

(f)          Certain Proceeds.

(i) Any and all dividends, interest, or other distributions paid or payable in cash or other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral shall be part of the Collateral hereunder, and during the continuance of an Event of Default, (A) shall, if received by any Debtor, be held in trust for the benefit of Secured Party, and (B) if requested by Secured Party, shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment executed by such Debtor in accordance with Secured Party’s instructions) to be held subject to the terms of this Security Agreement. Any cash proceeds of Collateral which come into the possession of Secured Party during the continuance of an Event of Default (including, without limitation, insurance proceeds) may, at Secured Party’s option, be applied in whole or in part to the Obligations (to the extent then due), be released in whole or in part to or on the written instructions of the relevant Debtor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral.

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(ii) Whether or not a Default or Event of Default exists (A) any cash Collateral in the possession of Secured Party may be invested by Secured Party in deposit accounts and certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody’s and S&P of P-1 and A-1+, respectively, or in securities issued or guaranteed by the United States of America or any agency thereof and Secured Party shall never be obligated to make any such investment and shall never have any liability to any Debtor for any loss which may result therefrom and (B) all interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral.

(g)          Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Secured Party in respect of such Collateral. Each Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party’s request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by such Debtor to Secured Party upon demand and shall become part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtors, and Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to the relevant Debtors for what it may actually collect or receive thereon. The provisions of this Paragraph (g) are applicable whether or not a Default or Event of Default exists.

(h)          Cash Collateral Account. If an Event of Default exists and is continuing, Secured Party shall have, and each Debtor hereby grants to Secured Party, the Right and authority to transfer, all funds on deposit in the Deposit Accounts to one or more “Cash Collateral Accounts” (herein so called) maintained with a depository institution acceptable to Secured Party and subject to the exclusive direction, domain, and control of Secured Party, and no disbursements or withdrawals shall be permitted to be made by any Debtor from such Cash Collateral Accounts. Such Cash Collateral Accounts shall be subject to the Security Interest and Liens in favor of Secured Party herein created, and each Debtor hereby grants a security interest to Secured Party on behalf of Lenders in and to, such Cash Collateral Accounts and all checks, drafts, and other items ever received by such Debtor for deposit therein. Furthermore, if an Event of Default exists and is continuing, Secured Party shall have the right at any time in its sole discretion without notice to any Debtor, (i) to transfer to or to register in the name of Secured Party or any Lender or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations and (ii) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Accounts or otherwise constituting Deposit Accounts.

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(i)          Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take during the continuance of an Event of Default, any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or reasonably desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, each Debtor hereby gives Secured Party the power and right on behalf of such Debtor and in its own name to do any of the following during the continuance of an Event of Default, without notice to or the consent of such Debtor: (i) to transfer any and all funds on deposit with Secured Party in one or more deposit accounts, and any certificates of deposit or deposit instruments constituting deposit accounts, to the Cash Collateral Account as set forth in herein; (ii) to receive, endorse, and collect any drafts or other instruments or documents in connection with Paragraph 7(b) above and this Paragraph 7(i); (iii) to use such Debtor’s Intellectual Property as provided in Paragraph 7(d); (iv) to demand, sue for, collect, or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance; (v) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral; and (vi) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at Law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other Right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against such Debtor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to endorse such Debtor’s name on all applications, documents, papers, and instruments necessary or reasonably desirable in order for Secured Party to use any of the Intellectual Property; (K) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); (L) to execute on behalf of such Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all rights included in the Collateral; and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or Law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

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(j)          Purchase Money Collateral. To the extent that Secured Party or any Lender has advanced or will advance funds to or for the account of any Debtor to enable such Debtor to purchase or otherwise acquire Rights in Collateral, Secured Party or such Lender, at its option, may pay such funds (i) directly to the Person from whom such Debtor will make such purchase or acquire such Rights, or (ii) to such Debtor, in which case such Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.

(k)          Subrogation. If any of the Obligations is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

(l)          Indemnification. Each Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any Taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold each Beneficiary harmless from and against, any and all claims, causes of action, or liability, for injuries to Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such Persons be agents or employees of such Debtor or of third parties, or such damage be to property of such Debtor or of others, provided, however, that DOES NOT ASSUME ANY LIABILITY FOR, AND shall not be required to indemnify, HOLD HARMLESS, OR DEFEND anY BENEFICIARY for, ANY losses, damages, claims, costs, penalties, liabilities, and expenses caused by the gross negligence or willful misconduct of such BENEFICIARY DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL NON-APPEALABLE JUDGMENT. each Debtor agrees to indemnify, save, and hold each Beneficiary (each, an “indemnified person”), harmless from and against, and covenants to defend each indemnified person against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, “Claims”), including, without limitation, court costs and reasonable attorneys’ fees, and any of the foregoing arising from the negligence of an indemnified person, or any of their respective officers, employees, agents, advisors, employees, or representatives, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof; provided, however, that such Debtor shall not be required to indemnify an indemnified person for Claims caused by the gross negligence or willful misconduct of such indemnified person DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL NON-APPEALABLE JUDGMENT.

Security Agreement	Page 18

8.          Additional Debtors. From time to time subsequent to the time hereof, additional Subsidiaries of Borrower may become parties hereto as additional Debtors (each an “Additional Debtor”) by executing a Security Agreement Supplement in the form attached hereto (or such other form as may be reasonably satisfactory to the Secured Party). Upon delivery of any such supplement to the Secured Party, notice of which is hereby waived by Debtors, each such Additional Debtor shall be a Debtor hereunder and shall be a party hereto as if such Additional Debtor were an original signatory hereof. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, or by any election by Secured Party or any Lenders not to cause any Subsidiary of Borrower to become an Additional Debtor hereunder. This Security Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any such Person becomes or fails to become or ceases to be a Debtor hereunder.

9.          Execution by Secured Party. The Secured Party has executed this Security Agreement as directed under and in accordance with the Credit Agreement and will perform this Security Agreement solely in its capacity as Secured Party for the Beneficiaries. In performing under this Agreement, the Secured Party shall have all such rights, protections and immunities granted it under the Credit Agreement and shall not be personally liable under any circumstances. Subject to the terms of the Credit Agreement, the Secured Party shall have no obligation to perform or exercise any discretionary act.

10.         MISCELLANEOUS.

(a)          Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until such time at which each of the following events shall have occurred on or prior to such time (such time being referred to herein as “Security Termination”): (A) all Obligations are paid in full in cash (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination); and (B) the Commitments of the Lenders under the Credit Agreement and the other Loan Documents are terminated; (ii) inure to the benefit of and be enforceable by the Beneficiaries and their respective successors, permitted transferees, and permitted assigns; and (iii) be binding on each Debtor and such Debtor’s successors and assigns. No Debtor may, without the prior written consent of Secured Party, assign any rights, duties, or obligations hereunder. Without limiting the generality of the foregoing clause (ii), Secured Party and Lenders may assign or otherwise transfer any of their respective rights under this Security Agreement to any other Person in accordance with the terms and provisions of the Credit Agreement, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the rights and benefits in respect thereof granted herein or otherwise to Secured Party or Lenders, as the case may be. Upon satisfaction of the conditions set forth in clause (i) of this Paragraph 10(a), the Collateral shall be released from the Security Interest and Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and each Debtor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Collateral shall revert to the Debtors. At the request and expense of any Debtor following any such release and termination, the Secured Party shall deliver to such Debtor any Collateral held by the Secured Party hereunder, and execute and deliver to such Debtor such documents as such Debtor shall reasonably request to evidence such release and termination. No Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligations is received by such Obligor. If any of the Collateral shall be sold, transferred, or otherwise disposed of by any Debtor in a transaction permitted by the Credit Agreement, then the Security Interest and Lien created pursuant to this Security Agreement in such Collateral shall be released, and the Secured Party, at the request and expense of such Debtor, shall execute and deliver to such Debtor all releases and other documents reasonably necessary or advisable for the release of the Security Interest and Liens created hereby on such Collateral; provided that the Borrower shall provide to the Secured Party evidence of such transaction’s compliance with the Credit Agreement and the other Loan Documents as the Secured Party shall reasonably request.

Security Agreement	Page 19

(b)          Actions Not Releases. The Security Interest and each Debtor’s obligations and Secured Party’s rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the notification or consent of such Debtor, except as required therein (the right to such notification or consent (except as specifically being required therein) being specifically waived by each Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of any Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Lender to any Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Lender to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of Secured Party or any Lender to notify any Debtor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Secured Party or any Lender against any Debtor or any new agreement between or among Secured Party or one or more Lenders and any Debtor, in each case except as required by any Loan Document, it being understood that except as expressly provided herein, or any other Loan Document, neither Secured Party nor any Lender shall be required to give any Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party or any Lender is required to refund such payment or pay the amount thereof to someone else.

(c)          Waivers. Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable Law, each Debtor waives (i) any right to require Secured Party or any Lender to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Secured Party or any Lender may have; (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate and notice of acceleration; and (iii) all rights of marshaling in respect of any and all of the Collateral.

(d)          Financing Statement; Authorization. Secured Party shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Security Agreement. Each Debtor hereby irrevocably authorizes Secured Party at any time and from time to time prior to Security Termination to file in any UCC jurisdiction any initial financing statements and amendments thereto (without the requirement for such Debtor’s signature thereon) containing any information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization, and any organization identification number issued to such Debtor. Each Debtor agrees to furnish any such information to Secured Party promptly upon request.

Security Agreement	Page 20

(e)          Amendments. This Security Agreement may be amended only by an instrument in writing executed jointly by each Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

(f)          Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart.

(g)          Secured Party’s Right to Act for Benefit of Beneficiaries. Secured Party may, without the joinder of any other Beneficiary, exercise any and all rights in favor of the Beneficiaries hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The rights of each Beneficiary vis-a-vis Secured Party and each other Beneficiary may be subject to one or more separate agreements between or among such parties, but no Debtor need inquire about any such agreement or be subject to any terms thereof unless such Debtor specifically joins therein; and consequently, no Debtor and none of such Debtor’s heirs, personal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.

(h)          Loan Documents. This Security Agreement is a Loan Document.

(i)          Governing Law. This security Agreement and the other Loan Documents (unless otherwise expressly provided therein) shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the INTERNAL laws (AND NOT THE LAW OF CONFLICTS) of the State of New York.

(j)          Notices. .. All notices, requests and other communications provided for hereunder shall be in writing and given to Secured Party as provided in Section 9.02 of the Credit Agreement. All communications and notices hereunder to the Debtors shall be given to the Debtors at the address of Borrower as set forth on Appendix B of the Credit Agreement or at such other address as shall be designated by any Debtor in a written notice to Secured Party.

(k)          Jurisdiction;Waiver of Jury Trial. Each Debtor agrees to the provisions of Sections 9.14 and 9.17 of the Credit Agreement AND SUCH PROVISIONS ARE INCORPORATED HEREIN, MUTATIS MUTANDIS, AS A PART HEREOF.

11.         ENTIRE AGREEMENT. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

12.         Amendment and Restatement. Each Debtor and Secured Party acknowledge and agree that insofar as to any portion of the Security Interests covered under the Assigned Security Agreement, this Security Agreement amends and restates the Assigned Security Agreement and all security interests, liens, claims, rights, titles, and benefits created and granted by each such Debtor thereunder shall continue to exist, remain valid and subsisting, shall not be impaired or released hereby, shall remain in full force and effect and are hereby renewed, extended, carried forward and conveyed as security for the indebtedness. The parties hereto acknowledge and agree that, from and after the Closing Date and this Security Agreement shall supersede and replace the Assigned Security Agreement in its entirety.

Security Agreement	Page 21

13.         Carry and Farmout Agreements. Specific reference is hereby made to that certain Carry Agreement (the “Carry Agreement”) and that certain Farm-Out Agreement (the “Farmout Agreement”) each dated August 12, 2013, but effective as of June 1, 2013, by and between Borrower, AMZG and USG Properties Bakken I, LLC (“USG”). Debtors and Secured Party hereby acknowledge that the Carry Agreement and Farmout Agreement each relate to and affect certain portions of Mortgagor’s interest in certain wellbore interests (the “Subject Wellbores”) that are part of the Collateral covered by this Security Agreement (collectively, the “Carried Interests”). Secured Party acknowledges that, from time to time, Debtors’ Working Interests and the Net Revenue Interests in and to the Carried Interests insofar as they relate to the Subject Wellbores will be subject to fluctuation based on the before payout and after payout status pursuant to the terms and provisions of the Carry Agreement and Farmout Agreement. Secured Party also acknowledges that Debtors will be required to assign a portion of Debtors’ Working Interest and Net Revenue Interest to USG in and to the Subject Wellbores, subject in each case to after payout reversions of the Carried Interests insofar as they relate to such Subject Wellbores to Debtors.  To the extent any Debtor is required to make any such assignment to USG pursuant to the express terms of the Carry Agreement or Farmout Agreement, Secured Party disclaims any Lien, Security Interest or other interest under this Security Agreement in and to, and only insofar as to, any such assigned interest in the Subject Wellbores, but only if and to the extent set forth in and as required by the Carry Agreement and Farmout Agreement; provided that automatically upon reversion of any interest in each Subject Wellbore such interest shall automatically be subject to and covered by the Security Interest and other grants under this Security Agreement, and further provided that Secured Party does not consent to Debtors amending or otherwise modifying any terms under the Carry Agreement or Farmout Agreement in their form as of the date of this Security Agreement or any assignment or conveyance not required by such Carry Agreement and Farmout Agreement, and any amendment or modification, or assignment or conveyance not as required by such Carry Agreement and Farmout Agreement without Secured Party’s consent, shall be null and void as to Secured Party. For the sake of further clarity, Annex E attached hereto specifies the Subject Wellbores and Debtors’ before and after payout interests in those wellbores after giving effect to the terms of the Carry Agreement and Farmout Agreement.

Remainder of Page Intentionally Blank.

Signature Pages to Follow.

Security Agreement	Page 22

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the day first above written.

DEBTOR:

American eagle energy corporation,
a Nevada corporation

By:
Bradley M. Colby
President and Chief Executive Officer

AMZG, INC.,
a Nevada corporation

By:
Bradley M. Colby
President

AEE Canada Inc.,
an Alberta, Canada corporation

By:
Bradley M. Colby
President

EERG Energy ULC,
an Alberta, Canada unlimited liability company

By:
Bradley M. Colby
President

Signature Page to Security Agreement

SECURED PARTY:

MORGAN STANLEY CAPITAL GROUP INC.,
as the Administrative Agent

By:
Nancy King
Vice President

Signature Page to Security Agreement

ATTACHMENT

TO SECURITY AGREEMENT

SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT, dated [_______________], is delivered by [Name of Debtor] a [Name of State of Incorporation/Formation] [Corporation/limited liability company/partnership] (the “Debtor”) pursuant to the Pledge and Security Agreement dated as of August 19, 2013 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among AMERICAN EAGLE ENERGY CORPORATION, the other debtors named therein or party thereto, and MORGAN STANLEY CAPITAL GROUP INC., as Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

By executing and delivering this Security Agreement Supplement, Debtor hereby becomes a party to the Security Agreement with the same force and effect as if originally named a “Debtor” therein, and without limiting the generality of the foregoing, (a) Debtor hereby expressly assumes all obligations and liabilities of a Debtor thereunder and agrees to be bound by the terms thereof, and (b) confirms the grant to Secured Party set forth in the Security Agreement of, and in order to secure the full and complete payment and performance of the Obligations when due, Debtor hereby grants to Secured Party, for the benefit of the Beneficiaries, a security interest in and lien on, all of Debtor’s right, title and interest in and to all Collateral, whether now or hereafter existing or in which Debtor now has or hereafter acquires an interest and wherever the same may be located, and Debtor hereby pledges, collaterally transfers, and assigns the Collateral (whether now or hereafter existing or in which Debtor now has or hereafter acquires an interest and wherever the same may be located), to Secured Party, for the benefit of the Beneficiaries, as security for the Obligations, all upon and subject to the terms and conditions of the Security Agreement.

Debtor represents and warrants that the attached supplements to the Annexes to the Security Agreement accurately and completely set forth all information required pursuant to the Security Agreement with respect to Debtor and its properties and assets, and hereby agrees that such supplements to the Annexes to the Security Agreement shall constitute part of the Annexes to the Security Agreement. Debtor hereby represents and warrants solely as to itself and not to any other debtor that each of the representations and warranties set forth in the Security Agreement is true and correct on and as of the date hereof (after giving effect to this Supplement) as if made on and as of such date.

IN WITNESS WHEREOF, Debtor has caused this Security Agreement Supplement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF DEBTOR]

By:
Name:
Title:

Page 1 Security Agreement Security Agreement Supplement

ANNEX A TO SECURITY AGREEMENT

DEBTOR INFORMATION

A.	Exact Legal Name of Debtor:	American Eagle Energy Corporation

B.	Mailing Address of Debtor:	2549 W. Main Street, Suite 202
Littleton, Colorado 80120
Attention: Chief Executive Officer

C.	Type of Entity:	Corporation

D.	Jurisdiction of Organization:	Nevada

E.	State Issued Organizational
	Identification Number:	C17822-2003

F.	Location of Books and Records:	2549 W. Main Street, Suite 202
Littleton, Colorado 80120

G.	Trade Names and Assumed
	Business Names	None

A.	Exact Legal Name of Debtor:	AMZG, Inc.

B.	Mailing Address of Debtor:	c/o American Eagle Energy Corporation
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
Attention: Chief Executive Officer

C.	Type of Entity:	Corporation

D.	Jurisdiction of Organization:	Nevada

E.	State Issued Organizational
	Identification Number:	E0181062007-5

F.	Location of Books and Records:	2549 W. Main Street, Suite 202
Littleton, Colorado 80120

G.	Trade Names and Assumed
	Business Names	None

Page 2 Security Agreement Annex A to Security Agreement

A.	Exact Legal Name of Debtor:	AEE Canada Inc.

B.	Mailing Address of Debtor:	c/o American Eagle Energy Corporation
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
Attention: Chief Executive Officer

C.	Type of Entity:	Named Alberta Corporation

D.	Jurisdiction of Organization:	Alberta

E.	State Issued Organizational
	Identification Number:	2015432582

F.	Location of Books and Records:	2549 W. Main Street, Suite 202
Littleton, Colorado 80120

G.	Trade Names and Assumed
	Business Names	None

A.	Exact Legal Name of Debtor:	EERG Energy ULC

B.	Mailing Address of Debtor:	c/o American Eagle Energy Corporation
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
Attention: Chief Executive Officer

C.	Type of Entity:	Named Alberta unlimited liability company

D.	Jurisdiction of Organization:	Alberta

E.	State Issued Organizational
	Identification Number:	2013563941

F.	Location of Books and Records:	2549 W. Main Street, Suite 202
Littleton, Colorado 80120

G.	Trade Names and Assumed
	Business Names	None

Page 3 Security Agreement Annex A to Security Agreement

Secured Party Information

MORGAN STANLEY CAPITAL GROUP INC., as administrative agent

Morgan Stanley Capital Group Inc.

2000 Westchester Ave., Floor 01

Purchase, New York 10577-2530

Attention: Keith Cackowsky, Executive Director

Facsimile: (212) 507-3587

Telephone: (914) 225-1548

ms_vinland_loan@morganstanley.com

With a copy to:

Morgan Stanley Capital Group Inc.

2000 Westchester Ave., Floor 01

Purchase, New York 10577-2530

Attention: Oscar Gutierrez, Vice President

Facsimile: (212) 507-0189

Telephone: (914) 225-4847

ms_vinland_loan@morganstanley.com

Page 4 Security Agreement Annex A to Security Agreement

ANNEX B TO SECURITY AGREEMENT

INFORMATION REGARDING CERTAIN COLLATERAL

I.	COMMERCIAL TORT CLAIMS: NONE

Page 5 Security Agreement Annex B to Security Agreement

ANNEX C TO SECURITY AGREEMENT

DESCRIPTION OF PLEDGED SHARES AND COMPANY INTERESTS

Pledged Stock:

Issuer	Owner of Stock	Class of Stock	Stock Certificate No.	No. of Shares
AMZG, Inc.	American Eagle Energy Corporation	Common	1001	100
EERG Energy, ULC	American Eagle Energy Corporation	Class “A” Common	A-2	100
AEE Canada, Inc.	AMZG, Inc.	Class “A” Common	A-2	100

Pledged LLC Interests:

Name of LLC	Owner of Interests	Class of Interest	Certificate No.	Percentage Interest

Pledged Partnership Interests:

Name of Partnership	Owner of Interests	Class of Interest	Certificate No.	Percentage Interest

Page 6 Security Agreement Annex C to Security Agreement

ANNEX D TO SECURITY AGREEMENT

ACKNOWLEDGMENT OF PLEDGE

CORPORATION/PARTNERSHIP/LIMITED LIABILITY COMPANY: _______________________ (the “Company”)

INTEREST OWNER:                                                  (the “Interest Owner”)

SECURITY AGREEMENT: Pledge and Security Agreement dated as of August 19, 2013 among American Eagle Energy Corporation, certain other Debtors named therein, and Morgan Stanley Capital Group Inc., as Secured Party (as amended, modified, supplemented, or restated from time to time, the “Security Agreement”). Capitalized terms not defined herein have the meanings assigned thereto in the Security Agreement.

DATE: _______________

BY THIS ACKNOWLEDGMENT OF PLEDGE dated as of the date first above written, the Company hereby acknowledges the pledge in favor of Morgan Stanley Capital Group Inc., in its capacity as Secured Party under the Security Agreement (in such capacity, the “Pledgee”), against, and a security interest in favor of Pledgee in, all of the Interest Owner’s rights in connection with any equity interest in the Company now and hereafter owned by the Interest Owner (“Company Interest”).

A.           Pledge Records. The Company has identified Pledgee’s interest in all of the Interest Owner’s right, title, and interest in and to all of the Interest Owner’s Company Interest as subject to a pledge and security interest in favor of Pledgee in the Company’s books and records.

B.           Company Distributions, Accounts, and Correspondence. The Company hereby agrees and acknowledges that if at any time the Company receives instructions originated by Pledgee relating to the Company Interest, the Company shall comply with such instructions without further consent by the Interest Owner or any other person. Without limiting the foregoing, the Company hereby acknowledges that upon demand of Pledgee (i) all proceeds, distributions, and other amounts payable to the Interest Owner, including, without limitation, upon the termination, liquidation, and dissolution of the Company, shall be paid and remitted to the Pledgee, (ii) all funds in deposit accounts held for the account of, or otherwise payable to, the Interest Owner shall be held for the benefit of Pledgee, and (iii) all future correspondence, accountings of distributions, and tax returns of the Company shall be provided to the Pledgee. The Company acknowledges and accepts such direction and hereby agrees that it shall, upon the written demand by the Pledgee, pay directly to the Pledgee to its offices as shall be specified by the Pledgee any and all distributions, income, and cash flow arising from the Company Interests whether payable in cash, property or otherwise, subject to and in accordance with the terms and conditions of the organizational documents of the Company. The Pledgee may from time to time notify the Company of any change of address to which such amounts are to be paid.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Page 7 Security Agreement Annex D to Security Agreement

EXECUTED as of the date first stated in this Acknowledgment of Pledge.

[COMPANY]

By:		,
as [General Partner] [Manager]

By:
Name:
Title:

Page 8 Security Agreement Annex F to Security Agreement

ANNEX E TO SECURITY AGREEMENT

Subject Wellbores and Debtors’ before and after payout interests

Page 9 Security Agreement Annex E to Security Agreement